Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, made and executed this      day of             , 2012, by and between Authentidate Holding Corp., a Delaware corporation (the “Company”), and                             , an individual resident of the State of                              (the “Indemnitee”).

WHEREAS, the Company is aware that, in order to induce highly competent persons to serve on the Company’s board of directors or in other capacities, the Company must provide such persons with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company has determined that it is essential to the best interests of the Company’s stockholders that the Company act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will continue to serve the Company free from undue concern that they will not be so indemnified.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee do hereby agree as follows:

1. Service by the Indemnitee. The Indemnitee agrees to serve and/or continue to serve as a director of the Company faithfully and will discharge his/her duties and responsibilities to the best of his/her ability so long as the Indemnitee is duly elected or qualified in accordance with the provisions of the Certificate of Incorporation, as amended (the “Certificate”), and Bylaws, as amended (the “Bylaws”) of the Company and the General Corporation Law of the State of Delaware, as amended (the “DGCL”), or until his/her earlier death, resignation or removal. The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation by law), in which event the Company shall have no obligation under this Agreement to continue to retain the Indemnitee in any such position. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or as a director of the Company or affect the right of the Company to terminate the Indemnitee’s employment or service at any time in the sole discretion of the Company, with or without cause, subject to any contract rights of the Indemnitee created or existing otherwise than under this Agreement.

2. Indemnification. Subject to the terms and conditions of this Agreement, the Company shall indemnify the Indemnitee for, and hold Indemnitee harmless from and against all losses, liabilities, claims, judgments, fines, penalties, amounts paid in settlement, or Expenses (as defined below), as the case may be, actually and reasonably incurred by or assessed against the Indemnitee as provided in this Agreement, arising out of or in connection with the service of Indemnitee as a director, officer, or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, managing member, general partner or fiduciary of an Affiliate, or by reason of any act or omission by him/her in such capacity, to the fullest extent permitted by the Certificate, Bylaws and DGCL or other applicable law in effect on the date of this Agreement and to any greater extent that applicable law may in the future from time to time permit arising. Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth. Notwithstanding the foregoing, however, no indemnification shall be paid to the Indemnitee pursuant to this Agreement in accordance with the provisions of Section 15 of this Agreement.

3. Actions or Proceedings Other Than an Action by or in the Right of the Company. Subject to the terms of this Agreement, the Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if the Indemnitee was or is a party or witness or is threatened to be a party or witness to any Proceeding, other than an action by or in the right of the Company, by reason of the fact that the Indemnitee is or was a director, officer, or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, managing member, general partner or fiduciary of an Affiliate, or by reason of any act or omission by him/her in such capacity. Pursuant to this Section 3, the Indemnitee shall be indemnified against all Expenses, losses, liabilities, claims, judgments, fines, penalties, or amounts paid in settlement, which were actually and reasonably incurred by or assessed against the Indemnitee in connection with such Proceeding (including, but not limited to, the investigation, defense or appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his/her conduct was unlawful.

4. Actions by or in the Right of the Company. Subject to the terms and conditions of this Agreement, the Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if the Indemnitee was or is a party or witness or is threatened to be made a party or witness to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, managing member, general partner or fiduciary of an Affiliate, or by reason of any act or omission by him/her in such capacity. Pursuant to this Section 4, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him/her in connection with the defense or settlement of such Proceeding (including, but not limited to the investigation, defense or appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to be indemnified against such Expenses actually and reasonably incurred by him/her which such court shall deem proper.

5. Good Faith Definition. For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding to have had no reasonable cause to believe the Indemnitee’s conduct was unlawful, if such action was based on (i) the records or books of the account of the Company or other enterprise, including financial statements; (ii) information supplied to the Indemnitee by the officers of the Company or other enterprise in the course of their duties; (iii) the advice of legal counsel for the Company or other enterprise; or (iv) information or records given in reports made to the Company or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this agreement.

6. Indemnification for Expenses of Successful Party. Notwithstanding any provision of this Agreement to the contrary, but subject to Sections 12 and 15 below, to the extent that Indemnitee has been wholly successful on the merits or otherwise involved in any Proceeding on any claim, issue or matter, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law, against all Expenses, actually and reasonably incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 6 and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be wholly successful result as to such claim, issue or matter.

7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the fact that he or she is or was a Director of the Company, an Affiliate or any other entity which Indemnitee is or was serving at the request of the Company, a witness in any Proceeding, Indemnitee shall be indemnified by the Company against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

8. Notification and Defense of Claim. Promptly after receipt by the Indemnitee, but in any event within 30 days, of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission to so notify the Company will not relieve the Company from any liability that it may have to the Indemnitee otherwise than under this Agreement or otherwise, except to the extent that the Company may suffer material prejudice by reason of such failure. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee gives notice to the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided below, to the extent that it may wish, the Company shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding and such determination by the Indemnitee shall be supported by an opinion of counsel, which opinion shall be reasonably acceptable to the Company, or (iii) the Company shall not in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and reasonable Expenses of one counsel for the Indemnitee shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion provided for in clause (ii) above.

(c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not be required to obtain the consent of the Indemnitee to settle any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability.

9. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request in accordance with the requirements of this Agreement, including documentation and information which is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification. Any Expenses actually and reasonably incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold the Indemnitee harmless for any Expenses actually and reasonably incurred by the Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification.

(b) Upon written request by the Indemnitee for indemnification pursuant to Section 3 or 4 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) by the Board of Directors of the Company, by a majority vote of Disinterested Directors (as hereinafter defined) even though less than a quorum, (ii) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum, or (iii) if there are no such Disinterested Directors or, even if there are such Disinterested Directors, if the Board of Directors, by the majority vote of Disinterested Directors, so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. Such Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee. Upon failure of the Board of Directors to so select, or upon failure of the Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by the Company of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such part of indemnification among such claims, issues or matters. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within thirty days after such determination.

10. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

(b) If the Board of Directors, or such other person or persons empowered pursuant to Section 8 to make the determination of whether the Indemnitee is entitled to indemnification, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud or misrepresentation in the request for indemnification or an omission of a material fact necessary to make such request not materially misleading, or a prohibition of indemnification under applicable law; provided, however, that at the initiation of an action for a determination as to the Indemnitee’s right to indemnification under Delaware law, the Indemnitee shall at the outset of such judicial determination, undertake to reimburse the Company upon such final determination. The termination of any Proceeding described in Section 3 or 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, that the Indemnitee has reasonable cause to believe that the Indemnitee’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.

11. Advancement of Expenses. All reasonable Expenses actually incurred by the Indemnitee in connection with any threatened or pending Proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, if so requested by the Indemnitee, within 30 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances. The Indemnitee may submit such statements from time to time. The Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection therewith and shall include or be accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification under this Agreement and an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Company pursuant to this Agreement or otherwise. Each written undertaking by Indemnitee to pay amounts advanced must be an unlimited general obligation but need not be secured, and shall be accepted without reference to financial ability to make repayment.

12. Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. (a) In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if the payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if Expenses are not advanced pursuant to Section 11, the Indemnitee shall be entitled to seek a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim.

(b) Such judicial proceeding or arbitration shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that the Indemnitee is not entitled to indemnification.

(c) If a determination is made or deemed to have been made pursuant to the terms of Section 9 or Section 10 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section in the absence of (i) a misrepresentation of a material fact by Indemnitee or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading in connection with a request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d) Subject to Section 15 below, the Company agrees that it shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and further agrees to stipulate in any such court or before any such arbitrators that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(e) If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

13. Other Right to Indemnification. The rights of indemnification and to receive advances as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate or Bylaws of the Company, any agreement, a vote of stockholders or a resolution of Disinterested Directors, or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s position with the Company or an Affiliate or any other entity which Indemnitee is or was serving at the request of the Company prior to such amendment, alteration, rescission or replacement.

14. Director and Officer Liability Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, incorporators, employees, agents or fiduciaries of the Company or of any other enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage made available to any other such director, trustee, general partner, managing member, officer or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to terms of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

15. Exclusions from Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity payment or advancement of Expenses in connection with any claim made against Indemnitee:

(a) on account of any action, suit or proceeding in which judgment is rendered against the Indemnitee for disgorgement of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any federal, state or local statutory law;

(b) on account of conduct of the Indemnitee which is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or dishonest or to constitute willful misconduct;

(c) in any circumstance where such indemnification is expressly prohibited by applicable law;

(d) with respect to liability for which payment is actually made to the Indemnitee under a valid and collectible insurance policy of the Company or under a valid and enforceable indemnity clause, Bylaw or agreement (other than this Agreement) of the Company, except in respect of any liability in excess of payment under such insurance, clause, Bylaw or agreement;

(e) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Company and the Indemnitee have been advised that it is the position of the Securities and Exchange Commission that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable, and that claims for indemnification should be submitted to the appropriate court for adjudication); or

(f) in connection with any Proceeding by the Indemnitee, in his capacity as a director or officer of the Company, against the Company or any of its direct or indirect subsidiaries or the directors, officers, employees or other Indemnitees of the Company or any of its direct or indirect subsidiaries, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iv) otherwise provided in Sections 12 and 13 hereof.

16. Attorney’s Fees and Other Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any action, suit or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if he/she prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any reasonable expenses for attorneys’ fees and disbursements actually and reasonably incurred by the Indemnitee.

17. Duration of Agreement. This Agreement shall apply to any claim asserted and any Expense incurred in connection with any claim asserted on or after the effective date of this Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director of the Company or as a director, trustee, general partner, managing member, officer, incorporator, employee, agent or fiduciary of any other enterprise; or (b) one (1) year after the final termination (i) of any Proceeding (including any rights of appeal) then pending in respect of which Indemnitee requests indemnification or advancement of Expenses hereunder and (ii) of any judicial proceeding or arbitration pursuant to Section 11 of this Agreement (including any rights of appeal) involving Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

18. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

19. Counterparts. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

20. Captions. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Definitions. For purposes of this Agreement:

(a) “Affiliate” shall mean any corporation, limited liability company, joint venture, partnership, benefit plan, trust, or other enterprise which is an affiliate or a wholly or partially owned subsidiary of the Company.

(b) “Disinterested Director” shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(c) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature.

(d) “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including without limitation any such proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, managing member, general partner or fiduciary of an Affiliate, in each case whether or not serving in such capacity at the time any Expense or loss, liability, claim, judgment, fine, penalty or amount paid in settlement is incurred or assessed or which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

22. Entire Agreement, Modification and Waiver. This Agreement constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any act or omission of the Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein.

23. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt, (c) sent by a recognized next-day courier service on the first business day following the date of dispatch or (d) delivered by facsimile transmission on the date shown on the facsimile machine report:

(i)	If to the Indemnitee to:	(ii)	If to the Company, to:

Authentidate Holding Corp.
300 Connell Drive, 5th Floor
Berkeley Heights, New Jersey 07922
Attn: Chief Executive Officer
Fax: 908-673-9921

with a copy to:	with a copy to:

Becker & Poliakoff, LLP
45 Broadway
New York, New York 10006
Attn:	Attn: Victor J. DiGioia
Fax:	Fax: 212-557-0295

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

24. No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

25. Governing Law and Consent to Jurisdiction. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or Proceeding (excluding any arbitration proceeding) arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive personal service of process and consent to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

AUTHENTIDATE HOLDING CORP.

By:
Name:
Title:

INDEMNITEE:

By:
Name: